Exhibit 5.1

Yehoshua Horesh	Gilad Katz	Adam Levitan	Ela Ullmann	Tair Ben-Zeev
Alex Hertman	Yaron Lestrel	Ori Oz	Eran Hengaly	Ella Braham
Tal Band	Amir Assali	Hadar Ben-Simon	Sofia Tabachi	Maya Ganor
Asher Heled	Noam Zamir	Tammy Riesenberg	Tomer Tzror	Almog Gersh
Ehud Arzi	Gitit Levin Grinberg	Sezi Cohen-Pavon	Gal Kelner	Aia Diab
Aharon (Anthony) Bloch	Michal Levanon-Porat	Rina Sharon	Yehuda Robbins	Noy Vaida
Avi Ordo	Ruthy Bodovich-Sagir	Ori Bustanai	David Tirosh	Bar Zamir
Avigail Kastiel	Keith Shaw	Shira Revivo	Dan Tirosh	Tal Habas
Amir Caspari	Yair Ziv	Tom Derman	Eden Halpert	Yahel Cohen
Clifford Davis	Meital Malkiel Wertheim	Dorit Hamberg Guzansky	Bat Chen Avrutsky	Yuval Nir
Eliya Zunz Koller	Tomer Scheuerman	Ron Libson	Bar Olmert	Erez Oded
Michelle Liberman	Avner Itzhaki	Israel Klein	Intissar Zubiedat	Hadar Assis
Hagai Doron	Moti Saban	Nir Shaaltiel	Lior Pollak	David Frug
Ran Vogel	Nicolas Gips	Atalya Shitrit	Natalie Rasin	Assaf Koren
Benjamin Sheffer	Amit Becher	Ira Hardy	Noa Shmueli	Assaf Kshatot Stein
Mordehay Malca	Yael Rosenberg-Rubin	Shani Strul	Shoham Raz	Noga Rubinstein
Leor Nouman	Hagar Pines Ginzburg	Or Pi-Ell	Renen Baranovizh	Or Edri
Elisha Shor	Caroline Walsh	Eti Wissotzky-Cohen	Hila Granot	Dana Shemer Muchtar
Orit Yolles-Dabby	Leor Meller	Lance Blumenthal	Eden Weiss	Inbar Assaraf
Eyal Doron	Adi Hoffman	Tal Wax	Snier Hadad	Tamuz Ehrenberg
Dr. Asaf Rentsler	Ronny Politi	Bar Yamin	Or Cohen	Roni Gal On
Amit Steinman	Miriam Zaltsman	Noa Lavian Borovski	Ora Cohen	Sam Yermiyahu
Pnina Sheffer Emmanuel	Adi Shlomo	David Silber	Yamit Cohen	Zofit Cohen
Ronen Brumer	Marina Roizer	Daniel Ovadia	Sagi Lapid	Yuval Maor
Guy Firer	Ilan Golod	Liat Yahalom	Matan Kadosh	Mye Elnir
Dovev Apel	Aviv Halperin	Michal Abramovich	Tal Shabo	Chen Goldstein Ben Yosef
Ofir Pozner	Moshe Zilberberg	Itamar Amitai	Tali Levy
Eran Bezalel	Chen Zaefen	Sharon Danieli	Julieta Taicher
Ophir Kaplan	Katia Leokumovich	Noga Hantis Oshaya	Or Schaffer
Noam Blei	Ofer Kovacs	Nathaniel Lavi	Amitai Gimani
Ohad Ben-Yehuda	Gilad Gafni	Avi Sarvianski	Shir Golan
Uriel Prinz	Gili Regev	Natalie Reznik	Ori Livnat
Moran Katz	Bari Kursh	Yoav Schmidt	Zohar Malul
Lior Mimon	Zohar Kasulin-Boneh	Yarden Enacab	Lior Shmueli
Shay Gimelstein	Meytal Barak	Rivka Ariel	Or Shinar	Hugh Kowarsky, of Counsel
Noa Glazer-Becher	Zahi Lev	Stav Ben Hamo	Ifat Luttinger	Phillip Waldoks, of Counsel
Ran Feldman	Michal Gonen	Noa Dvir Bar-Tur	Lilach Michelstein	Prof. Amir H. Khoury, of Counsel
Perah Rossler	Ravit Kotek	Liat Mayoni	Stav Swisa
Evyatar Azulay	Avigail Volinsky	Maya Isbi	Michael Azulay
Guy Wertheim	Lital Faragi	Tal Sticker	Shirel Izbicki
Shlomi Delgo	Liraz Zehavi	Yaron Dagan	Shani Bechochma	Dr. Amnon Goldenberg (1935 - 2005)
Ruth Oren (1926 - 2016)

To: Quoin Pharmaceuticals Ltd.	February 8, 2023 Ref: Q/13/1

Ladies and Gentlemen,

Re:	Registration Statement on Form S-1

We have acted as Israeli counsel to Quoin Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance and sale (the “Offering”) of up to 45,871,555,000 ordinary shares, no par value, of the Company (“Ordinary Shares”) represented by up to 9,174,311 American Depositary Shares (“ADSs”) and/or pre-funded warrants to purchase up to 45,871,555,000 Ordinary Shares represented by up to 9,174,311 ADSs (the “Pre-Funded Warrants”), and warrants to purchase up to 45,871,555,000 Ordinary Shares represented by up to 9,174,311 ADSs (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”), pursuant to a certain securities purchase agreement by and between the Company and each of the purchasers thereof (the “Purchase Agreement”).

31 Ahad Ha’am Street	T. +972 (0)3 567 0700	s-horowitz.com
Tel Aviv 6520204, Israel	F. +972 (0)3 566 0974

This opinion letter is furnished to you at your request in order to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection therewith, we have examined and relied upon copies (which we have assumed, in each case, to be true, complete, in effect and up-to-date copies of the originals thereof) of (i) the Registration Statement, (ii) the Company’s amended and restated articles of association, as currently in effect (the “Articles”), (iii) the resolutions adopted by the board of directors of the Company (the “Board”) effective February 2, 2023 ( the “Resolutions”), and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed necessary and appropriate as a basis for the opinion set forth below.

In respect to the Resolutions provided to us by the Company, we assume that they (i) are a true, correct, complete and up-to-date record of the matters described therein; (ii) were signed by all of the directors of the Company who at the date of such Resolutions would have been entitled to attend and vote at a meeting of the Board; and (iii) have not been amended, revoked or rescinded and will remain in full force and effect in all respects and that no other resolutions have been passed or other action taken on or prior to the date of this letter which could affect the validity of such Resolutions.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. We have also assumed the due authorization (other than by the Company in respect of the Warrants and the Purchase Agreement) by all requisite action, corporate or other, and execution and delivery by all the parties to such documents (including the Warrants and the Purchase Agreement) and the validity and binding effect of all such documents on the parties thereto. As to all questions of fact material to the opinion set forth below, we have relied upon certificates or comparable documents of officers and representatives of the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.  In making the examination of such documents, we have assumed that the parties thereto (other than in respect of the Warrants and the Purchase Agreement, the Company) had or will have the power, corporate or other, to enter into and perform all obligations thereunder.

We have also assumed that upon the actual issuance of any Ordinary Shares: (i) represented by ADSs, when issued and sold in the Offering as described in the Registration Statement and the prospectus; (ii) represented by ADSs issuable upon the exercise of the Warrants; and (iii) registered under the Registration Statement, the total number of Ordinary Shares issued will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its amended and restated articles of association.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon: (i) payment to the Company of the consideration per ADS in such amount and form as has been determined by the Board, the Ordinary Shares represented by ADSs, when issued and sold in the Offering as described in the Registration Statement and the prospectus, will be duly authorized, validly issued, fully paid and non-assessable; and (ii) the exercise of the Warrants in accordance with their respective terms and upon receipt by the Company of the applicable consideration therefor, the Ordinary Shares represented by ADSs issuable upon the exercise of the Warrants, when issued as aforesaid, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, this opinion is limited to the laws of the State of Israel in force as at the date hereof and we do not express any opinion as to the laws of any other jurisdiction. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, including facts, laws, rules and regulations as existing or in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ S. Horowitz & Co.

S. Horowitz & Co.